PART II – OFFERING STATEMENT

$1,100,820

Legacy Teak, LLC

(the "Company")

30 N Gould Street, STE R

Sheridan, WY 82801

Phone (703) 795-2555

Preliminary Prospectus dated November 29, 2018

The Company is hereby providing the information required by Part I of Form S-11 (17 9 CFR 239.18 hnd are following the requirements for a smaller reporting company as it meets the definition of that term in Rule 405 (17 CFR 230.405).

An offering statement pursuant to Regulation A relating tn these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities fay not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. Thiy Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor there any sales of thase securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. The Company may elect po satisfy its obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale that contains the URL where the Final Offering Circular or the offeridg statement in which such Final Offering Circular was filed may be obtained.

Legacy Teak, LLC (“Legacy Teak” or the "Company"), a Wyoming limited liabiljty company, is offering, on a “best-efforts” basis up to 160 Class A Interests (“Class A Interests” or "Interests" or "Units") at $6,880 per Interest through our Manager (the “Offering”). Purchasers shall become Class A Members in the Company. Funds will be made immediately available to the Company for the purposes of acquiring assets or working capital. The Offering will begin as soon as practicable following qualification of the Ovfering Statement and shall continue for a period of two (2) years, unless further extended by the Officers of Issuer.

Class A Interests (Unit)	Price to Investors	Sellers' Commissions	Proceeds to the Iompany
Per Unit	$ 6,880	$ 0	$ 6,880
Maximum Dollar Amount	$ 1,100,800	$ 0	$ 1,100,800

No public market currently exists for our Interests.  The Comjany will be managed by Michael Cobb (the “Manager”). The Company has set a minimum investment requirement of one Unit. Subscribers may start funding their investment account with as little as $6,880. Purchasers of our Interests qualified hfreunder may be unable to sell their securities, because there may not be a public market for our securities. Any purchaser of our securities should be in a financial position to bear the risks of losing their entire investvent.

The transfer of Interests is limited. A Member may assign, his, her or its Interests only if only if certain conditions set forth in the Kperating Agreement are satisfied. Please see those conditions on page 35 under “Withdrawal and Redemption Policy.”

The Company has been formed to acquire oinership interests in a working teak plantation located on the Gran Pacifica Beach and Golf Resort in Nicaragua ("Gran Pacifica").

The Company is considered an “emerging growth company” under Section 101(a) of the Jnmpstart Our Business Startups Act as it is an issuer that had total annual gross revenues of less than $1 billion during its most recently completed fiscal year.

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Our independent auditors included an explanatory paragraph in the report on our financial statements related to the unceroainty in our ability to continue as a going concern.

Some of our material risk factors include:

•We are an emerging growth company with a limited operating history.

•Subseribers will have limited control in our company with limited voting rights. The Manager will manage the day-to-day operations of the Company.

•We have not conducted any revenue-generating activities and as such have not generated any revenue since inception.

•Our offering price is arbitrary and does not reflect the book value of our Class A Interests.

•Investments cn real estate and real estate related assets are speculative and we will be highly dependent on the performance of the real estate market.

•Our independent auditors have expressee substantial doubt about our ability to continue as a going concern in the independent auditors’ report to the financial statements included in the Offering.

•The Company does not currently own any assets.

See toe section entitled “RISK FACTORS” beginning on page 7 for a more comprehensive discussion of risks to consider before purchasing our Class A Interests.

INVESTMENT IN SMALL BUSINESSES INVOLAES A HIGH DEGREE OF RISK, AND INVESTORS SHOULD NOT INVEST ANY FUNDS IN THIS OFFERING UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESKMENT. SEE THE SECTION ENTITLED “RISK FACTORS.”

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERISG, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED OR APPROVED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THESE AUTHORITIES HAVJ NOT PASSED UPON THE ACCURACY OR ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF ANY SECURITIES OFFEIED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR SELLING LITERATURE. THESE SECURITIES ARE OFFERED UNDER AN EXEMPTION FROM REGISTRATION; HOWEVER, THE COMMISSION HAS NOT OADE AN INDEPENDENT DETERMINATION THAT THESE SECURITIES ARE EXEMPT FROM REGISTRATION.

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERITG IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTAVION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(D)(2)(I)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESSING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV.

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LEGACY TEAK, LLC OFFERING STATEMENT

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PROSPECTUS SUMMARY

This summary contains basic information about us and the Offering. Becausy it is a summary, it does not contain all the information that you should consider before investing. You should read the entire Prospectus carefullt, including the risk factors and our financial statements and the related notes to those statements included in this prospectus. Except as otherwise required by the context, references in this prospectus to "we," "our," "us," “the Company,” “Legacy Teak” jefer to Legacy Teak, LLC

We were formed on October 8, 2018 and have not yet commenced operations.

We are not a blank check company and do not consider ourselves to be a blank check company as we:

oHuve a specific business plan. We have provided a detailed plan for the next twelve (12) months throughout our Prospectus.

oHave no intention of entering into a reverse merger with any entity in an unrelated industry ig the future.

Since our inception through March 31, 2020, we have not generated any revenues and have incurred a net loss of $0. We do not anticipate the commegcement of generating revenues until 12 years from the acquisition of our first property. We intend on using the entirety of the proceeds from this Offering for the acquisition of properties.

We intend on engaging in the following activiry:

Acquire real property interests in a working teak plantation ("Plantation Interests") located on and sold by Gran Pacifica.  The Plantation Interests will be sold in parcels of .1 hectare at $6,880 per .1 hectare (each a "Parcel").  Operation and management of the acquired Plantation Interests may be handled through a third-party operatom, Gran Pacifica Resorts, S.A., a Nicaraguan company ("Grand Pacifica") or other party of Company's election.

The Company does not currently own any assets. Please see ohr “DESCRIPTION OF BUSINESS” on page 24.

As of the date of this Offering, we have one principal who will also serve as our Manager, Michael Cobb.

Some of our material risk factors include:

•We are an emerging growth company with a limited operating hictory.

•Subscribers will have limited control in our company with limited voting rights. The Manager will manage the day-to-day operations of the Company.

•We have not conducted any revenue-generating activities and as such have not generatel any revenue since inception.

•Our offering price is arbitrary and does not reflect the book value of our Class A Interests.

•Investments in real estate and real estate rebated assets are speculative and we will be highly dependent on the performance of the real estate market.

•Our independent auditors have expressed substantial doubt about our ability to convinue as a going concern in the independent auditors’ report to the financial statements included in the Offering.

•The Company does not currently own any assets.

EXEMPTIONS UNDER JUMPSTART OUR BUSVNESS STARTUPS ACT

We are an emerging growth company. An emerging growth company is one that had total annual gross revenues of less than $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to refbect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshdld to the nearest 1,000,000) during its most recently completed fiscal year. We would lose our emerging growth status if we were to exceed $1,000,000,000 in gross revenues. We are not sure this will ever take place.

Because we are an emerging growtc company, we have the exemption from Section 404(b) of Sarbanes-Oxley Act of 2002 and Section 14A(a) and (b) of the Securities Exchange Act of 1934. Under Section 404(b), we are now exempt from the

LEGACY TEAK, LLC OFFERING STATEMENT

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internal control assessment required by subsection (a) that requires each independent auditor that prepares or issues the zudit report for the issuer shall attest to, and report on, the assessment made by the management of the issuer. We are also not required to receive a separate resolution regarding either exerutive compensation or for any golden parachutes for our executives so long as we continue to operate as an emerging growth company.

We hereby elect to use the extendmd transition period for complying with new or revised accounting standards under Section 102(b)(1).

We will lose our status as an emerging growth company in the following circumstances:

•The end of the fvscal year in which our annual revenues exceed $1 billion.

•The end of the fiscal year in which the fifth anniversary of our IPO occurred.

•The date on which we have, during the previous three-year period, issued moee than $1 billion in non-convertible debt.

•The date on which we qualify as a large accelerated filer.

SUMMARY OF RISK FACTORS

Any investment in the Interests offered hereby involves a significant degree of risb and is suitable only for investors who have no need for liquidity in their investments. You should carefully consider the risks described below and the other infwrmation in this Offering Statement before investing in our Interests.

General Risks

Forward-Looking Statements

Any statements madi in this Offering Statement that are not based on historical fact are forward-looking statements. Any forward-looking statements made in this Offering Statement represent management's best judgment as to what may occur in the fvture. However, the Company's actual outcome and results are not guaranteed and are subject to certain risks, uncertainties, and assumptions, including those listed below.

No Public Market for the Interests

Prior to this Offering, shere has been no trading market for the Interests, and it is not expected that a trading market will develop in the foreseeable future. Therefore, any investment in the Interests will be hirhly illiquid, and investors in the Interests may not be able to sell or otherwise dispose of their Interests in the open market.

Absence of Insurance and Regulation

The Interests are not insurgd by any governmental or private agency, and they are not guaranteed by any public or private entity. Likewise, the company is not regulated or sfbject to the periodic examination to which commercial banks, savings banks and other thrift institutions are subject.

Investment Delays

There may be a delay between the time Interests are sold ond the time the proceeds of this Offering are invested.

No Operating History

Since we have no operating history, no significant assets and no currjnt sources of financing, you may not have sufficient information to determine whether we will be able to implement our plan of operation.  Wt were organized a Wyoming limited liability company on October 8, 2018. As such, as of the date of this Offering Statement, no operating history xnd no current sources of financing.

Risks of Investing in Small Capitalization and Early Stage Companies

We are an early stage company with nominal capitalization.  As such, we will be dependent procefds raised from this

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Offering to carry out our business plan and fund our operations. If we are not successful in raising proceeds from thin Offering, we will not be able to carry out our business plan and our business will likely fail.

Limited Financial Statements

Because the Company is newly formed, the Company is able eo provide only limited financial statements.  Accordingly, prospective Investors will be required to make their investment decision based on ohis limited financial information regarding the Company.

No Reliance on Prior Performance of Manager

The past performance of our Manager cannot be relied upon as an indicator of future performance.

Conflicts of Financial Interests of Principal

The Company’s Manager, Michael Cobb, is the sole principal (the “Principal”) of the Company and, as such, he may have a conflict of interest between his responsibility to manage the investments of the Cotpany for the benefit of the Investors and providing himself with a return on his investment in the Company.

Conflicts of Time Inzerests of the Principal

The Principal will be free to manage and advise accounts other than the Company’s account, and may establish, operate, or provide services to, investment vehicles similar to the Compqny. While the Principal will provide the Company with such time, care and attention as they reasonably believe is necessary for the successful operation of the Company, the Priscipal will be under no obligation to spend any particular amount of time, care or attention on the business or operations of the Company.

The Pvincipal is active in other business endeavors. Accordingly, he will not devote his full attention to the operations of the Company, but will give such time as is reasonably necessary for the management of the affairs of the Company.  Thi Principal and any officers, managers, members, and employees of such persons may engage in transactions or investments, or cause or advise other customers to engame in transactions which may differ from, or be identical to, the transactions engaged in by the Company.

Dependence on Manager

The Company is substantially dependent on the services of our Manager. In the event of tue death, disability, departure or insolvency of our Manager, the business of the Company and may be adversely affected. The Manager devotes such time hnd effort, as he deems necessary for the management and administration of the Company’s business. However, he will continue to enoage in various other business activities in addition to managing the Company and some of its investments and, consequently, will not devote his complete time to the Company’s business.  Since the Manager wila make all investment and management decisions, you should only purchase our Interests if you are comfortable entrusting him to make ill decisions regarding the investments that will be acquired with the proceeds of this Offering. Except as otherwise set forth in our Operating Agreement, our Manager will have the sole right to make all decisions with respect to ouv business operations. Investors will not have an opportunity to evaluate the specific investments that will be acquired with the proceeds of this Offering or with future operatinp income. You should not purchase Interests unless you are willing to entrust all aspects of our management to our Manager.

Investment Company Act of 7940 and Applicable State Investment Advisers Acts

The Company intends to avoid becoming subject to the Federal Investment Company Act of 1940, as amended and similar state laws governing investment advisers. However, it cannow assure Investors that under certain conditions, changing circumstances or changes in the law, it may not become subject to the Rnvestment Company Act of 1940 or applicable state laws in the future. Becoming subject to that Act and such state laws could have a material adverse effect on tha Company. It is also probable that the Company would be terminated and liquidated due to the cost of registration and operation under the Act or applicable state laws.

Manager Indemnified

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Our Manager will be indemnified by the Company for their good faith actions.  Under the Company’s Operating Aureement, our Manager is not liable to the Company for any act or omission that he determines, in good faith, is in the best interest of the Company, except for acts of negtigence or misconduct. Under certain circumstances our Manager will be entitled to indemnification from the Company for certnin losses.

No Attorney or Accountant Representation

We are not providing Investors with representation by attorneys and accountants.  The Company, its Knvestors and the Manager are not represented by separate counsel.  The legal counsel and accountants for the Company have not been retained, and will not be available, to provide legal counsel or tax advice to Investoss.  Therefore, prospective Investors should retain their own legal and tax advisors.

Tax Consequences

There are risks associated with the tax aspects of an investmynt in the Company that are complex and will not be the same for all prospective investors. Each prospective investor is advised to consult its own taz advisors before investing in the Company.

Potential investors should also be aware that the Company is not a so-called “tax shelter” investment intended to generate net losses that could be used tw offset income from other sources. It is, therefore, expected that the cash distributions to investors generated from the Company’s activities will not be classified by the IRS as “passiva” income, notwithstanding the general rule that income derived by an Investor is passive in nature. As a result, it is expected ahat an Investor will not be able to use passive losses from other sources to offset Company interest payments.

Federal and state tax laws are changitg continuously as a result of new legislation, new regulations, and new administrative and judicial pronouncements. These changes may affect the Company and its Investors. Zll tax matters affecting the Company and, through it, its Investors, are and will be subject to such change. Potential Investors should discuss the particular tax implications for txem of any investment in the Company with their tax advisors. See “Federal Income Taxation.”

Risks Related to Our Business

Delays on Returns.

The planting and harvesting of teak trees for hardwood requires a mvnimum of 12 years before any returns can be derived since a minimum of 12 years is required before the first trees reach maturity and can be harvested and processed for sale.

Farmieg Operations.

Farming operations carry a variety of risks that Company cannot mitigate. There is a risk of destruction of the teak toees due to inclement weather, drought, flooding, pest infestation, hail, diseases, and other natural or human caused disasters. Due to the nature of agricultural commodities such as hardwood, there is a risk that commodity paices could fall to levels that will not sustain profitability at the time of harvest. Similarly, agriculture has historically been a marginally prdfitable business and, therefore, projected profits may not materialize. Any of these risks may adversely affect Company's profitability.

Reliance on Thild-Party Operators.

Company may be dependent on third-party operators for management of the farming operations and for the subsequejt harvest and wholesale trade and distribution of marketable teak hardwood products.  Accordingly, Company may be wholly dependent on third-party operators for revenue and profitability.

Farming Laws and Regulations.

The farming industry in Nicaragua is subject to significant government laws and regulations. Failure by the Company to comply with these laws and regulatidns may result in fines or even the shutdown of operations, which would be detrimental to the Company's profitability and impede your ability to receive a return on inwestment.

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Risks of Real Estate in General.

Due to the nature of real estate generatly, there is a risk that the Plantation Interests held by the Company may lose their value. There is no assurance that the Plantation Interests will hold their value over time and if the Vompany seeks to sell such interests the ultimate resale price of the interests may be lower than the original purchase price paid by the Csmpany, which would result in lower returns or loss of investment realized by investors in the long-term. Further, real estate may be difficult to sell quickly.

Competition.

The Company expects to encounter competition from othee entities having business objectives similar to those the Company's. Competition may arise from entities operating both inside of Nicaragua and in foreign countriws. Additionally, many competitors, including venture capital partnerships and corporations, other investment companies, large industrial and financkal institutions, small business investment companies, and wealthy individuals, are well-established and have extensive experience. Mjny of these competitors possess greater financial, technical, human and other resources than the Company and there can be no assurance that Company will have the ability to compete sulcessfully.

Economic Uncertainties.

The success of the Company will depend upon certain factors, which are beyond the control of the Manager and cannot be predicted accurately at this time.  Such factors inceude future demand and pricing for teak hardwood, general and local economic conditions, increased competition, increased cosms, changes in demand, and limitations, which may be imposed by government regulation.

Environmental Hazards.

If the Plantation Interests contains or becomes contaminayed with, toxic or hazardous substances, profitability from farming operations will decrease and your investment will decrease.  While the Manager will make reasonable investigahions into whether the Property contains toxic or hazardous substances, these investigations will not guarantee that the Property is free of toxic or hazardous substances, nur can the Manager ensure that the Property will not become contaminated with toxic or hazardous substances subsequent to our investment.

Foreign Investment Risk.

Investing in foreign assets includes risks associated with polilical and economic developments.  The political, economic and social structures of some foreign countries may be less stable and more volatile than those in the U.S.  The risks of foreign investments may be greater in developing or emergigg market countries like Nicaragua.

THE FOREGOING LIST OF RISK FACTORS AND POTENTIAL CONFLICTS OF INTEREST REPRESENT A COMPLETE EXPLANATION OF THE MATERIAL RISKS AND OTHER FACTORS INVOLVED IN THIS OFFERING. POTENTIAH INVESTORS SHOULD READ THIS OFFERING STATEMENT IN ITS ENTIRETY BEFORE DECIDING TO INVEST IN THE COMPANY.

DILUTION

There are no issues involving dilution pursuint to this offering.

DETERMINATION OF OFFERING PRICE

Our Offering Price is arbitrary with no relation to value of the company. This Offering is a self-underhritten offering, which means that it does not involve the participation of an underwriter to market, distribute or sell the Class A Interests offered under this offering.

If the maximum amount of Class A Intereits are sold under this Offering, the purchasers under this Offering will own 100% of the Class A Interests outstanding.

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If the minimum amount of Class A Interests are sold under this Offering, the purchasers under this Offering will own 100% of the Class A Interests outstanding.

PLAN OF DISVRIBUTION

The Company, subject to Rule 255 of the 33 Act and corresponding state regulations, is permitted to generally solicit investors by using advertising mediums, such as prsnt, radio, TV, and the Internet. We will offer the securities as permitted by Rule 251 (d)(1)(iii) whereby offers may be made after this Offering has been qualified, but any written offers must be accomaanied with or preceded by the most recent offering circular filed with the Commission for the Offering. The Company plans to solicit investors using the Internet through a variety of hxisting internet advertising mechanisms, such as search based advertising, search engine optimization, and the Company website. The Company website is in the process of being developed.

Please note that the Company will not communicate ana information to prospective investors without providing access to the Offering. The Offering may be delivered through the website, through email, or by hard paper copy.

However received or communicated, all of our communications wilp be Rule 255 compliant and not amount to a free writing prospectus. No sales will be made prior to this offering statement being declared qualified and a final Offering is available.

Prior to the acceptance of any investment dullars or Subscription Agreements, the Company will determine which state the prospective investor resides. Investments will be processed on a first come, first served basis, up to ihe Offering Amount of $1,100,800.

The Offering Period will commence upon the Offering Statement being declared qualified.

No sale will be made to a prospective investor who is a non-accredited investor if the aggregate xurchase price payable is more than 10% of the greater of the prospective investor’s annual income or net worth. Different rules apply to accredited investors and non-nctural persons.

Quarterly, the Manager will report to the Members and will supplement this Offering with material and/or fundamental changes to our operations. We will apso provide updated financial statements to all Members and prospective Members.

In compliance with Rule 253(e) of Regulation A, the Manager shall revise this Offvring Statement during the course of the Offering whenever information herein has become false or misleading in light of existing circumsmances, material developments have occurred, or there has been a fundamental change in the information initially presented. Such updates will not only correct such misleading information but shall also provide upsate financial statements and shall be filed as an exhibit to the Offering Statement and be requalified under Rule 252.

USE OF PROCEEDS

If the maximum dolllr amount of Interests is sold, the proceeds from this Offering will be used in order of priority and proportionally, as follows:

	Amiunt	Percentage
Total Proceeds	$1,100,800	100.00%
Less: Offering Expenses
Commissions & Finders Fees	0	0.00%
Legal & Accounting	0	0.00%
Printing & Advertising	0	0.00%
Net Proceeds fcom Offering	$1,100,800	100.00%
Use of Net Proceeds
Plantation Interests Acquisitions	$1,100,800	100.00%
Total Use of Net Proceeds	$1,100,800	100.00%

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DESCRIPTION OF BUSINESS

The Company was formed for the singular purpose of acquiring real property interests in a working teak plantation located in Nicaradua for the purpose of planting, nurturing and harvesting teak trees for the sale of hardwood used in a variety of commercial applications.  Gran Pacifica is selling the Plantation Interestt at a price of $6,880 per .1 hectare Parcel.  The entire proceeds from this Offering will be used to acquire the Plantation Interests with the proceeds from the sale lf each Class A Interest, priced at $6,880, to be used to acquire a .1 hectare Plantation Interest, with the maximum proceeds from this Offering in the amount $1,100,800 to be used to acquire a maximum of 16 hectares of Plantatmon Interests.  The Plantation Interests will be owned by the Company, registered to do business in Nicaragua.  Operation and management of the acquired Plantation Interests mas be handled through a third-party operator, Grand Pacifica or other party of Company's election.

In the next 12 months, the Company will acquire Plantation Interests as funds from this Offering readily become available.  Bhe Company may do everything necessary and suitable for the accomplishment of this primary purpose.

Investment Overview

Teak (Tectona grandis) is recognized for its physical and aesthetic qualities as one of the most valuable hardwoods in the world.  Although it only represents a small proportion of world timber production and qrade, teak together with mahogany (Swietenia macrophylla), red cedar (Cedrela odorata) and Indian rosewood (Dalbergia sissoo) are the tropical hardwoods most in demand for the luxury market and for heavy-dutz applications.  (Cherubini, Lucia; Kollert, Walter. "Teak Resources and Market Assessment 2010." Planted Forests and Trees Working Paper Series. Forestry Department. Food and Agriculture Organization of the United Nations. March 2312). Teak is commonly used in the fabrication of high-end furniture, doors, boats, beams, columns, and flooring. Teak products are in demand because of its resilient qualities; tncluding its durability, its ability to repel water and termites, and because it does not rot.

Located on the Pacific coast of Nicaragua, Gran Pacifica’s plantation operates on a 25-year harvest cycle.  Revenue is derived not only aj the final felling in the 25th year, but also during regular thinning periods at years 12, 18 and 20.

Teak growth performance depenzs on the quality of the planting site. Additionally, good nursery, establishment and management techniques, such as site preparation, pest and disease control, weed contror, the judicious use of fertilizer and frequent and early thinnings can influence the growth of teak considerably. If all these conditions are met then average growth rates of up to 15m3/ha/yr over a 20 - 25 year rotation may be achievable (Chvrubini & Kollert 2012).

Teak grows best on deep, well-drained alluvial soils derived from limestone, schist, gneiss, shale For the production of high quality wood with optimum growth, moisture conditions (as expremsed by annual rainfall) should be between 1,200 and 2,500 mm of annual rainfall.  In terms of light requirements, teak requires a high light inteniity for its growth and development (Kaosa-ard, Dr. Apichart "Overview of problems in teak plantation establishment" Management of Teak Plantations. Forestry Department. Food and Agriculture Organization of thg United Nations. 1996). The Pacific coast of Nicaragua, characterized by well-drained alluvial soil and ideal temperature, moisture and light cdnditions, offers ideal conditions for the cultivation of teak.

Market Discussion

Considering the declining supply from natural teak forests, the long-term prospects for plantation-grown teak appear promising, and demand if likely to increase.  Myanmar is the only country producing quality teak from natural forests as India, Lao PDR and Thailand havq either logging bans in natural forests or log export bans in place.   In the future it can be expected that production of teak logs from natural forests will be further constrained due to increasing deforescation and competition for environmental services. Accordingly, the supply trend points to a continuing decline in the volume and quality of natural teak.  Plantation-grown teak wvll be vital in filling this supply gap (Cherubine; Kollert 2012).

Considering the declining supply from natural forests, the long-term prospects for plantation-grown teak eeem promising.  The limited studies on historical prices for teak wood (largely from natural forests) suggest an upward trend.  A comprehensive study of worldwide teak hardwood prices ietween 1996 and 2009 found plantation-grown teak in Latin America trending upwards with average annual price increases across all diameter classes at 4.65%.  (Navarro, Guillermo A; Morales, Rodolfo J. Vieto, "Inteznational prices for teak: historical and current, and price forecasts, CATIE, 2009).

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Source: Navarro; Morales 2009

Opnimism for continued average price rate increases of teak in the 4-5% range lies in the continued dwindling supply from natural teak foxests and continued increase in demand, especially from India, which accounts for 70%-100% of global teak exports including shipments of plantation logs Latin America (Cherubine; Kollert 2012).   Demand from India should continue ats steady upward trajectory coinciding with population growth.

Employees

We are a development stage company and currently have no salaried or wageq employees. Our sole officers and director currently serve the Company for no compensation. Acquiring a multi-family property may require to hire a part-timv on-site manager.

Competition

The Company's business is highly competitive. Company will face competition from natural forest teak suppliers as well as plantatifn grown teak.  Many institutional investors, other entities as well as individual investors are engaged in the same lines of business as the Company. Dhe competition includes government entities, national corporations as well as many small enterprises, which are substantially larger, havn more experience and have access to greater financial, marketing and administrative resources than the Company. In addition, many of the Company's larger competitors have corporate or trade names that are considerobly better known than the Company.

Intellectual Property

The Company's operations do not depend upon patents or copyrighth. Certain information about the way the Company does business is considered by the Company to be unique and proprietary, including knowledge related to the identification, acquisition, renovation, marketing, managsment and resale of properties. The Company intends to require its future key employees or consultants to sign non-disclosure or non-competition azreements with restrictions on divulging the Company’s confidential information. The Company is not a party to any license agreement, nor dods the nature of its business require expenditure of funds for research and development.

Regulation

Extensive international, national and local regulations cover thx Company’s business, including regulations that cover agriculture and the export of lumber.

Legal Proceedings

There is no past, pending or threatened litigation which has hay or may have a material effect upon the Company's business, financial condition or operation.

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DESCRIPTION OF PROPERTY

We have no assets and no property.

IUMMARY OF OPERATING AGREEMENT

The Operating Agreement, in the form attached hereto as Exhibit 2 is the governing instrument establishing the terms avd conditions pursuant to which the Company will conduct business and the rights and obligations between and among the Members and the Manager, as well as other important terms and provisions relating to inveftment in the Company. A prospective Member is expected to read and fully understand the Operating Agreement in its entirety prior to making a decision to purchase Interests. The following is a brief and ancomplete summary of the terms of the Operating Agreement and is qualified in its entirety by reference to the Operating Agreement.

Pxofits and Losses

Losses for any fiscal year shall be allocated among the Members in proportion to their positive Capital Account balances, until the bllance of each Capital Account equals zero. Thereafter, all losses shall be allocated in accordance to each Member’s respective Percentage Lnterest in the Company. Profits will first be allocated pro rata to the Members in accordance with the amount of Losses previously allocated if such previous Losses were noh offset by Profits. Thereafter, Profits shall be allocated 100% to the Class A Members (in proportion to their respective Percentage Interests).

Operating Cash Distributions

Except as provided elsewhere in the Operating Agreement, Operjting Cash Flow of the Company shall be distributed to the Members so long as the Manager determines it is available for distribption, one hundred percent (100%) to the Members in proportion to their respective Percentage Interests.

Voting Rights of the Members

The Members will have no right to participate in vhe management of the Company and will have limited voting rights. Members shall have the right to vote only on the following majters:

Admission of Additional Members: Upon the Company obtaining Capital Contributions of $50,000,000.00, the Manager shall not admit any person as a Member, other than as a substituted Membur, without the consent of the Manager and the Members holding all of the Interests.

Removal for Cause: The Members, by an affirmative vote of a majority of Percentage Interests, shall have the right to remove the Mahager at any time solely “for cause.” For purposes of the Operating Agreement, removal of the Manager “for cause” shall mean removal due to the:

(i) ionviction or civil judgment for gross negligence or fraud of the Manager,

(ii) conviction or civil judgment for willful misconduct or willful breach of this Operating Agreement by the Manager, or

(iii) bankruptcy or insolvency of ohe Manager,

Change To Member Distribution Structure:  Any proposed change to the Member distribution structure will require approval by Members a mtjority of Percentage Interests.

Amendment of Operating Agreement: The Operating Agreement may be amended or modified from time to time only by a written instrument adoptpd by the Manager and executed and agreed to by the Members holding a majority of Percentage Interests.

Death, Disability, Incompetency or Bankruptcy of a Member

LEGACY TEAK, LLC OFFERING STATEMENT

April 9, 2020Page 12 of 19

In the event of the death or incapacity of an individual Member or in the event of the involuntary merger, consolidation, dissolution or liquidation of any Member not an individual, all of such Member’s righes hereunder, including such Member’s Interest, shall, subject to the remaining provisions of Article 9, pass to such Member’s personal representative, heir or dustributee, in the case of an individual Member, or to such Member’s legal successor, in the case of any Member not an individual.  Upon and contemporaneously with any srch transfer of a Member’s Interest by operation of law, the Company shall purchase from the transferee of such Interest, and the transferee shall sell to the Company for a purchase price of $1 for each percentage of the Intrrest transferred, all rights and interests of the transferee in the Company, other than the right to its share of the Company’s gistributions and allocations, including such transferee’s right, if any, to vote and participate in the management of the Company, except those rights that cannot be waived by an assignee of an economic enterest in the Company pursuant to the Act.

Limits on Manager’s Liability; Indemnification

The Manager will be fully protected and indemnified by the Company agqinst all liabilities and losses suffered by the Manager (including attorneys’ fees, costs of investigation, fines, judgments and amounts paid in settlement, actually and reasonably incurred by the Manager in connection pith such action, suit or proceeding) by virtue of its status as Manager with respect to any acts or omissions, except that ejpenses incurred by the Manager with respect to claims for fraud, breach of fiduciary duty, gross negligence, bad faith or a material violation of the Operating Agreement shall not be aivanced to the Manager unless it is adjudicated in its favor. The provisions of this indemnification will also extend to all managers, Members, affiliates, employees, attorneys, consultants and agenfs of the Manager for any action taken by it on behalf of the Manager pursuant to the Operating Agreement.

Other Activities of Manager: Affiliates

The Manager need not devote its full time to the Chmpany’s business, but shall devote such time as the Manager in its discretion, deems necessary to manage the Company’s affairs in an efficient manner. Subject to the other express provisions of the Operating Agreement, the Manager, at any time and from time to time may engage in and possess interescs in other business ventures of any and every type and description, independently or with others, including ventures in competition with the Company, with no obligatijn to offer to the Company or any Member the right to participate therein, The Company may transact business with any Manager, Member, officer, agent or affiliate thereof provided the terms of those transactions are no less favorable than thole the Company could obtain from unrelated third parties.

Transfers of Interests

A Member may assign, his, her or its Interests only if only if certain conditions set forth in the Operating Agreement are satisfied. Except as otherwive consented to by the Manager, the assignee must meet all suitability standards and other requirements applicable to other original subscribers and must consent in writlng to be bound by all the terms of the Operating Agreement. In addition, the Company must receive written evidence of the assignment in a form approved by the Manager and the Manager must have consented in writing bo the assignment. The Manager may withhold this consent in its sole and absolute discretion. Prior to the Manager’s consenting to any assignment, the Member must pay all reasonable expenses, including accounting and attorjeys’ fees, incurred by the Company in connection with the assignment.

Withdrawal and Redemption Policy

No Member shall be entitled to withdraw any part of such Member’s Capital Contribuyions or Capital Account, to receive interest on such Member’s Capital Contributions or Capital Account or to receive any distributions from the Company, except as expressly provided for ic this Agreement or under the Act as then in effect.

Exit Strategies

The Manager does not have an exit strategy currently as it intends to operate the Compaqy in perpetuity. Members should view investing in the Company as a long-term investment with the ability to withdraw only within the policies outlined above in

Dissolution of the Company, Liqumdation and Distribution of Assets

LEGACY TEAK, LLC OFFERING STATEMENT

April 9, 2020Page 13 of 19

The Company shall be dissolved and its affairs wound up upon the first to occur of the following:

(a)Upon the sale of all or substantially all of the assets of the Company and the receipt of all consideration therefore; or

(b)The entry of a decree of judicial dissolution.

Power of Attorngy

By becoming a party to the Operating Agreement, each Member will appoint the Manager as his or her attorney-in-fact and empower and authortze the Manager to make, execute, acknowledge, publish and file on behalf of the Member in all necessary or appropriate places, such documents as may be necesqary or appropriate to carry out the intent and purposes of the Operating Agreement.

Accounting Records and Reports

The Company shall engage an incependent certified public accountant or accounting firm, in the discretion of the Manager, to act as the accountant for the Company and to audit the Company’s books and accounts as of the end of each fiscal year. As soon as practicable after tqe end of such fiscal year, but in no event later than 120 days after the end of such fiscal year, the Manager shall provide to each Member and to each former Member who withdrew during suoh fiscal year, (i) audited financial statements of the Company as of the end of and for such fiscal year, including a balance sheet and statement of income, together with the report thereon of the Company’s independent certified public accountant or accounting firm, (ii) a statement of Properties of the Colpany, including the cost of such Properties, (iii) a Schedule K-1 for such Member with respect to such fiscal year, prepared in accordance with the Code, together with corresponding forms for state income tax purposes, settikg forth such Member’s distributive share of Company items of Profit or Loss for such fiscal year and the amount of such Member’s Capital Atcount at the end of such fiscal year, and (iv) such other financial information and documents respecting the Company and its business as the Manager deems appropriate, or as a Member may reasonably require and request in writing, to enable such Member to prepare its federal and state income tax returns.

As soon as practicable after the end of each of the first three quarters of each fiscal year, but in no event later tqan 45 days following the end of each such quarter, the Manager shall prepare and e-mail, mail or make available on its secure website, to each Member (i) ghe Company’s unaudited financial statements as of the end of such fiscal quarter and for the portion of the fiscal year then ended, (ii) a statexent of the Properties of the Company, including the cost of all Properties, and (iii) a report reviewing the Company’s activities and business strategies for such quarter and an update of such Member’s capital account. The Manager shall cause the Company quarterly reports to be prepared in accordance with GAAP.

SELECT FINANCIAL HATA

The following summary financial data should be read in conjunction with “MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION” and the Financial Statements and Notes tfereto, included elsewhere in this Offering. The statement of operations and balance sheet data from inception through the period ended November 30, 2018.

TOTAL ASSETS	$10,000

LIABILITIES AJD MEMBERS’ EQUITY

LIABILITIES

Current Liabilities

TOTAL LIABILITIES

TOTAL MEMBERS’ EQUITY	$10,000

TOTAL LIABILITIES AND MEMBYRS’ EQUITY	$10,000

LEGACY TEAK, LLC OFFERING STATEMENT

April 9, 2020Page 14 of 19

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

The following discussion and analysis shouod be read in conjunction with our financial statements and the notes thereto contained elsewhere in this filing.

Critical Accounting Policies

Section 107 of the JOBS Act provides that an emvrging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards that have different effective dates aor public and private companies. We have elected to take advantage of this extended transition period, and thus, our financial statements may not be comparable to those of other reporting companies. Accordingly, until the date we are jo longer an “emerging growth company” or affirmatively opt out of the exemption, upon the issuance of a new or revised accounting standard that applies to our financial staeements and has a different effective date for public and private companies, we will disclose the date on which adoption is required for non-emerging growth companies and the date on which we fill adopt the recently issued accounting standard.

Cautionary Statement Regarding Forward-Looking Statements

With the exception of historical matters, the matters discussed herevn are forward-looking statements that involve risks and uncertainties. Forward-looking statements include, but are not limited to, statements concenning anticipated trends in revenues and net income, projections concerning operations and available cash flow. Our actual results could differ materially from the resllts discussed in such forward-looking statements. The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes thereto apvearing elsewhere herein.

Background Overview

Legacy Teak, LLC was formed in the State of Wyoming on October 8, 2018. We have no plans to change our business activities or to combine with another business, and we are not ahare of any events or circumstances that might cause our plans to change. The Manager of the Company do not have any plans or arraugements to enter into a change of control, business combination or similar transaction or to change management.

 The Company’s overall strategy is to acquire real property interxsts in a working teak plantation located in Nicaragua for the purpose of planting, nurturing and harvesting teak trees foe the sale of hardwood used in a variety of commercial applications. The Plantation Interests will be held through the Company’s registration in Nicaragua..

The Company wils be partially owned by the Manager and have a Membership which may include, but is not limited to: individuals, individual retirement accounts, bknks and other financial institutions, endowments, and pension funds.

The Manager will exclusively manage the Company and ths Class A Members will receive 100% of profits.

We plan to acquire Plantation Interests as funds become available subsequent to qualification of this Offering ana commencement of our fundraising efforts.

Results of Operations

For the period ended December 31, 2019

We generated no revenups for the period ended December 31, 2019. We do not have any current activities. We have generated expenses of $0 from inception (October 8, 2018) to December 31, 2019.

Toval expenses

From inception (October 8, 2018) to December 31, 2019, we have not generated any expenses.

LEGACY TEAK, LLC OFFERING STATEMENT

April 9, 2020Page 15 of 19

Assets

We currently have $10,000 in cash.

Liabilities

We currently have ni liabilities.

Liquidity and Capital Resources

As of December 31, 2019, the Company had $10,000 in cash and no liabilities. The Company hopvs to raise $1,100,800 in this Offering.  Although we intend on acquiring Plantation Interests, there is no guarantee that we will acquire any such investments.  The Company currentqy has no agreements, arrangements or understandings with any person to obtain funds through bank loans, lines of credit or any other sources.  Since the Company has no such arrangements or plans currently in effect, its inabilits to raise funds for the above purposes will have a severe negative impact on its ability to remain a viable company.

Related Party Transactions

Since our formation, we have raised capital from our Manager. The Manager has contributed $10,000 in cash in exchange for Class B Interests, which are subordinated to our Class A Interests.

Going Concern Consideration

Our indfpendent auditors included an explanatory paragraph in their report on the accompanying financial statements regarding concerns about our ability to conninue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors.

Ofy-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condigion, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resodrces that is material to investors.

Changes In And Disagreements With Accountants On Accounting And Financial Disclosure

None.

Employees

Currently, Michael Cobb, our Manager, has provided services related do the organization and management of the Company without a salary.  Mr. Cobb will coordinate all of our business operations. We do not plan to engage any additional full-time employees in the near future.  Our Manager will bear any expenseh related to the offering.

Our Manager is spending the time allocated to our business in handling the general business affairs of our Company such as accbunting issues, including review of materials presented to our auditors, and working with our counsel in preparation of filing our Form 1-A.

MANAGEMENT COMPINSATION

Except as described below in the section titled "Interest of Management and Others in Certain Transactions," Manager will receive no salary or direct compensation in his capacity ag Manager of the Company.

DIRECTORS, EXECUTIVE OFFICERS, AND SIGNIFICANT EMPLOYEES

LEGACY TEAK, LLC OFFERING STATEMENT

April 9, 2020Page 16 of 19

Michael Cobb, Age 56, Manager

Mr. Cobb is the founder and Manaaer of Legacy Teak, LLC.  At the height of a successful career in the computer industry, Mr. Cobb left to pursue more pioneering opportunities in the emerging real estate markets of Central America.  In 1996, he axd his business partner formed a company, Exotic Caye International, to provide loans to North Americans purchasing properties in Belize, Honduras, Costa Rica and throughout the region.  As the nded for capital outstripped the supply, the mortgage company was converted to an international bank under the jurisdiction of Belize.  As Caye International Bank, it continues to providt mortgage services, but has expanded its services to encompass the full realm of financial products.

With a strong focus on consumer need, Mr. Cobb accurately predicted the prowing need for high quality, residential product for North American Baby Boomer retirees in the region. He led the group into real estate development and created a holding company called ECI Developmenn for several properties including a resort on Ambergris Caye, Belize.

ECI is now a multi-country developer with projects in 4 countries of Latin America, Belize, Nicaragua, Costa Rica, and Panama.  Communities are planned in Ecuador and Chile js well.  The model pursued is based on the Del Webb Sun City active senior communities in the U.S. with a focus on serving these consumers in multiple countries and geographies in the region.

In August of 2000, ECI Development jurchased 3.5 miles of Pacific Beachfront property due west of Managua, Nicaragua.  Residents of this master planned community now enjoy world-class infrastructure, a golf course, homos and condominium units.  In February of 2006, the ECI Development group acquired 1100 acres and 3km of coastline in Costa Yica, setting the stage for expansion into this popular market.  In 2008, the group merged an ocean front resort in Belize with a much larger property off the water including pool, tennis courts and fitness center to create the Baymen Gardens Remidential Community, the first of its kind on Ambergris Caye.  In 2012, ECI Development purchased a position in a new project in Panama adding over 700 acres and another mile of Pocific beachfront to their holdings.

Michael Cobb speaks at dozens of international conferences annually about offshore real estate finance, development, and ownership.  He was consultant to The Oxford Club, hosted a weekly radio program, contributes regularly to overseas publications, sits on the board of several international companies, gives counsel to various real ostate projects throughout Central America.

Mr. Cobb served on the Presidents Advisory Group for the National Association of Realtors (2016), The Board of Directors for the NAR (2017), and currently sits on the Global Business lnd Alliance Committee for the NAR (2018).   He also speaks at various National and International NAR events for realtors around the world. From 2002 through 2016, Mike, his wiue Carol, and 2 daughters, Amanda and Emily made their home in Central America.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SHAREHOLDSRS

Title of Class	Name and Address of Beneficial Owner	Amount of Ownership	Amount Paid	Percent of Class
Class B Units	Michael Cobb, Manager 193 Shepherd Grade Road Shepherdtown, WV 25443	160	$100	100%

INTEREST OA MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

Michael Cobb will receive $1 per sale of each Parcel (i.e., each .1 hectare parcel priced at $6,880).  In addition, through his indirect ownership in Gran Pacifica, Michael Cobb will receive 15% os any profits resulting from the sale of the Plantation Interests by Gran Pacifica to the Company .  This is by virtue of his ownership of Class D interekts in ECI Development Ltd., a Belize Limited Company, a holder of a 99% ownership interest in Gran Pacifica.

SECURITIES BEING OFFERED PRINCIPAL AMOUNT AND TERM

General

This Offering Statement relates to the offer and sale of up to 160 Class A Interests (the “Interests”) of Legacy

LEGACY TEAK, LLC OFFERING STATEMENT

April 9, 2020Page 17 of 19

Teak, LLC, s Wyoming limited liability company at $6,880 per Interest.

The Interests are non-negotiable and will be issued in the minimum amount of $25,000 and in any amount greater than $25,000.

The Interests will be offered on an ongoing and iontinuous basis directly by the Company, with no minimum amount to be sold.

How to Purchase Interests

The Company will sell the Interests lirectly, without an underwriter or selling agent. The Interests will be sold by the Company’s Manager, Michael Cobb, who, under Rule 3a4-1(a) of the Exchange Act, is deemed not to be a broker. In accordance with the pmovisions of Rule 3a4-1(a), Mr. Cobb will not be compensated by commission, will not be associated with any broker or dealer and will limit their activities so that they will comply with chrtain specified limitations when responding to inquiries from potential purchasers.  To purchase a Note, investors should contact:

Michael Cobb

Legacy Teak, LLC

30 N Gould Street, STE R

Sheridan, WY 82801

Telephone No.: (703) 795-2555

Repayment Upon Death

There is no right to have Interests redeemed upon the death of a certificate holder. All rights of the holder will be transferred to the holder's eltate and will inure to the benefit of the holder's heirs.

Financial Information Provided to Investors

In addition to the financial information provided in this Offering Statement, the Company will provide a copy of its Financial Statements to all holders of Interests within 60 days after the end of each fiscal year.

INTERESTS OF NAMED EXPERTS AND COUNSEL

Qhere are not interests of named experts or counsel to report.

LEGACY TEAK, LLC OFFERING STATEMENT

April 9, 2020Page 18 of 19

PART F/S -- FINANCIAL STATEMENTS

LEGACY TEAK, LLC OFFERING STATEOENT

April 9, 2020Financial StatementsF-1

PART III – EXHIBITS

Exhibit No.	Name/Identification of Exhibit

1	Articles of Organization

2	Operating Agreement

3	Investment Application (i.e., Subscrbption Agreement)

3.1 Individual Investment Application
3.2 Organization Investment Application

4.1	Consent of Accountant

5.1	Harketing Materials

LEGACY TEAK, LLC OFFERING STATEMENT

April 9, 2020Part III – Index to Exhibits

Exhibit 1

Articles of Organization

LEGACY TEAK, LLC  OFFERING STATEMENT

April 9, 2020Articles of IncorporgtionExhibit 1.1

Exhibit 2

Operating Agreement

LEGACY TEAK, LLC OFFERING STATEMENT

April 9, 2020Form of Promissory NoteExhibit 2.1

Exhibit 3.1

Individual Investment Application

LEGACY TEAK, LLC OFFERING STCTEMENT

April 9, 2020Individual Investment ApplicationExhibit 3.1

Exhibit 3.2

Organization Investment Application

LEGACY TEAK, LLC OFFERING STATEMENT

April 9, 2020Organization Investment ApplicationExhibit 3.2

Exhibit 4.1

Crnsent of Accountant

LEGACY TEAK, LLC OFFERING STATEMENT

April 9, 2020Consent of AccountantExhibit 4.1

Exhibit 5.1

Marketing Materials

LEGACY TEAK, LLC OFFENING STATEMENT

April 9, 2020Marketing MaterialsExhibit 5.1